Exhibit 99.6

                Avocent Completes Cyclades Acquisition

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--March 31, 2006--Avocent Corporation (NASDAQ:AVCT) today announced that it has completed the acquisition of Cyclades Corporation, a privately-held company based in Fremont, California. Cyclades was acquired for approximately $90 million in cash, plus the assumption of liabilities and payment of certain transaction costs. Cyclades had unaudited revenues of approximately $60 million in 2005.
    "The Cyclades acquisition accelerates our sales efforts in the fast growing Linux server and networking infrastructure markets," stated John R. Cooper, chairman and chief executive officer of Avocent Corporation. "Our products are very complementary and we expect to leverage our respective product lines and relationships to provide our customers with a more integrated platform for managing their IT infrastructure in the future.
    "We anticipate the completion of the Cyclades acquisition to extend the time we normally require to close our books for the first quarter. As a result, we expect to issue our first quarter's financial results on April 27, 2006. We expect the first quarter's GAAP results to include a one-time charge for process research and development costs. We do not expect Cyclades operational results to have a material impact on Avocent's first quarter operational income," concluded Mr. Cooper.
    The Cyclades purchase was funded from Avocent's existing cash and short-term investments.

    About Avocent Corporation

    Avocent Corporation is the leading supplier of connectivity solutions for enterprise data centers, service providers and financial institutions worldwide. Branded products include switching, extension, intelligent platform management interface (IPMI), remote access and video display solutions. Additional information is available at: www.avocent.com.

    Forward-Looking Statements

    This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the development, introduction, and benefits of new products and technologies (including those for the Linux server market), the revenue and earnings from new products, technologies, and customers in the future, the market penetration and opportunities for the combined businesses, operational synergies, engineering and design activities, and the integration and operation of Cyclades. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the acquisition and subsequent integration of businesses and technologies, risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in Avocent's annual report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2006. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

    Use of Non-GAAP Financial Measures

    Operational income and the resulting calculation of earnings per share on an operating basis are not measures of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP. Avocent's management uses operational income as a financial measure to evaluate performance and allocate resources within the Company. Management believes this measure presents the Company's results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with acquisitions, and significant and unusual non-recurring gains and losses on sales of investments made by Avocent. Avocent believes that operational income is a measure of performance used by some investment banks, analysts, investors and others to make informed investment decisions. Other companies may calculate operational income in a different manner so this measure may not be comparable to similar measures presented by other companies.

    CONTACT: Avocent Corporation
             Edward H. Blankenship, 256-217-1301